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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

                              Ernst & Young LLP

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the issuance of up to 5,969,250 shares of the common stock of Chemdex Corporation under the 1999 Employee Stock Purchase Plan, the 1998 Stock Plan, the Promedix.com 1998 Stock Option Plan and the SpecialtyMD.com Corporation 1998 Stock Option Plan of our report dated May 7, 1999 (except for note 9, as to which the date is July 23, 1999) with respect to the consolidated financial statements and schedule of Chemdex Corporation included in its Registration Statement (Form S-1) and related prospectus as filed with the Securities and Exchange Commission on July 26, 1999.


                                                        /s/ Ernst & Young LLP


San Jose, California
February 22, 2000